                                  EXHIBIT 24.1





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
                                                                    EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in First Financial Management Corporation's Registration Statement No. 33-29267 on Form S-3 filed June 19, 1989 and the following Registration Statements on Form S-8:




                                           Registration Statement
                                    --------------------------------------
                                        No.                      Filed
                                    ------------            --------------
                                      2-84870               June 30, 1983
                                      2-96064               February 26, 1985
                                     33-10711               December 10, 1986
                                     33-17834               October 9, 1987
                                     33-18541               November 17, 1987
                                     33-21675               May 5, 1988
                                     33-25340  (a)          December 28, 1988
                                     33-32555               December 18, 1989
                                     33-31915  (a)          January 17, 1990
                                     33-37532               November 5, 1990
                                     33-40891               June 3, 1991
                                     33-46669               March 25, 1992
                                     33-48619               June 17, 1992

          (a)  Post-Effective Amendment No. 1


of our reports dated January 28, 1994 on the consolidated financial statements and financial statement schedules appearing in the Annual Report on Form 10-K of First Financial Management Corporation for the year ended December 31, 1993.





DELOITTE & TOUCHE

Atlanta, Georgia
March 28, 1994





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